UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004

JLG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-12123

PENNSYLVANIA	25-1199382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 JLG Drive, McConnellsburg, PA	17233-9533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(7l7) 485-5161

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2004, the Board of Directors approved the Restated Annual Management Incentive Plan (the “MIP”). Under the MIP, executive officers and other key employees are eligible to receive annual bonuses, payable in cash based on the level of attainment of Company and individual performance goals over one-year performance periods.

For fiscal 2005, the Company’s Compensation Committee established opportunities for a cash bonus under the MIP that could be earned on the basis of specific individual performance objectives linked to the Company’s Strategic Plan or Business Plan and on the basis of the Company’s achievement of various target levels of earnings per share (EPS), operating income margin, average working capital as a percentage of total sales, and EPS growth relative to a peer group. We are filing the performance objectives of the MIP taking into consideration the answer by the Staff of the Division of Corporation Finance to Question 13 of the Frequently Asked Questions of the new Form 8-K items dated November 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JLG INDUSTRIES, INC. (Registrant)

Date: December 1, 2004	/s/ James H. Woodward, Jr.

James H. Woodward, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	JLG Industries, Inc. Restated Annual Management Incentive Plan, as previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 1-12123 — filed November 19, 2004).